Exhibit 99.1
FILLMORE STRATEGIC INVESTORS, L.L.C.
140 Pacific Avenue, San Francisco, CA 94111
Tel: (415) 834-1477 Fax: (415) 834-1475
November 18, 2005
Pearl Senior Care, Inc.
140 Pacific Avenue
San Francisco, CA 94111
Geary Property Holdings LLC
140 Pacific Avenue
San Francisco, CA 94111
Beverly Enterprises, Inc.
Attention: Douglas J. Babb, Esq.
One Thousand Beverly Way
Ft. Smith, AR 72919
Ladies and Gentlemen:
     This letter agreement (this “Agreement”) sets forth the commitments of Fillmore Strategic Investors, L.L.C. (the “Sponsor”), subject to the terms and conditions contained herein, to purchase certain securities of Geary Investors, LLC (“Geary”) and/or Geary Property Holdings LLC (“GPH”) in connection with the acquisition of Beverly Enterprises, Inc. (the “Company”) by Pearl Senior Care, Inc. (“Parent”) (the “Transaction”). The Transaction will occur pursuant to the Agreement and Plan of Merger by and among SBEV Property Holdings, North American Senior Care, Inc., NASC Acquisition Corp., and Beverly Enterprises, Inc. originally dated as of August 16, 2005, as amended by that certain First Amendment thereto dated as of August 23, 2005, and as further amended by that certain Second Amendment thereto dated as of September 22, 2005 and as further amended by that certain Third Amendment thereto, by and among the previously stated parties as well as GPH, Parent, and PSC Sub, Inc. (the “Merger Sub”), dated on or about the date hereof (the “Merger Agreement”). Unless otherwise defined herein all capitalized terms used herein shall have the meanings set forth in the Merger Agreement.
     1. Commitment. The Sponsor hereby agrees, subject to the terms and conditions set forth herein, to purchase, directly or indirectly, immediately prior to the consummation of the Merger, common stock and preferred stock of Parent or LLC interests of GPH (the “Equity Securities”) for aggregate consideration of $350 million (the “Commitment Amount”) and to cause Parent and/or GPH, as the case may be, to make the proceeds of such purchase available as consideration to be paid in the Merger. The Commitment Amount shall be reduced by the sum of (i) the $10 million deposit made by Parent and/or Merger Sub under the Merger Agreement prior to the date hereof and, (ii) any and all amounts drawn or drawable by the Company under the letter of credit deposited by Parent and/or Merger Sub with the Company under the Merger Agreement concurrently with the execution of this Agreement.

Pearl Senior Care, Inc.
Geary Property Holdings LLC
Beverly Enterprises, Inc.
November 18, 2005
     2. Conditions. Subject to the foregoing, the Sponsor’s commitments hereunder to fund the purchase of the Equity Securities shall be subject only to (i) the satisfaction of each of the conditions to the obligations of Parent and Merger Sub to consummate the Merger pursuant to the Merger Agreement and (ii) the consummation of the financing contemplated by the Debt Commitment Letters.
     3. Commercially Reasonable Efforts. The Sponsor will use its commercially reasonable efforts to cause (i) the satisfaction of all conditions to the consummation of the Merger contained in the Merger Agreement and (ii) the consummation of the financing contemplated by the Debt Commitment Letters.
     4. Termination. This Agreement will be effective on the date hereof and will expire, unless otherwise expressly agreed to by Sponsor in its sole discretion, on the earlier of (i) the termination of the Merger Agreement or (ii) the date that is one day after the consummation of Merger contemplated by the Merger Agreement; provided that the termination of this Agreement will not relieve the Sponsor from any liability in respect of any breach hereof prior to such termination.
     5. Sole Beneficiaries. The Sponsor’s commitments and covenants hereunder are provided for the sole benefit of Parent, Merger Sub, Geary, GPH and the Company and shall not benefit, or be assumed to, any other person without the Sponsor’s prior written consent.
     6. No Modification; Entire Agreement. No modification of this Agreement shall be binding upon or enforceable against the Sponsor without its prior written approval. This Agreement represents the entire agreement among us with respect to the matters set forth herein, and shall replace and supersede any and all prior discussions and written communications regarding such matters. This Agreement shall not be amended without the prior written consent of the Company, Parent, Geary and GPH.
     7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.
     8. Injunctions; Consent to Jurisdiction. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company, Parent, Geary and GPH shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity. Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions provided for herein shall be brought solely in the Chancery Court of the State of Delaware; provided, that if (and only after) such courts determine that they lack subject matter jurisdiction over any such legal action, suit or proceeding, such legal action, suit or proceeding shall be

Pearl Senior Care, Inc.
Geary Property Holdings LLC
Beverly Enterprises, Inc.
November 18, 2005
brought in the Federal courts of the United States located in the State of Delaware; provided, further, that if (and only after) both the Chancery Court of the State of Delaware and the Federal courts of the United States located in the State of Delaware determine that they lack subject matter jurisdiction over any such legal action, suit or proceeding, such legal action, suit or proceeding shall be brought in the United States District Court for the Southern District of New York. Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of such courts in respect of any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions provided for herein, and hereby waives, and agrees not to assert as a defense in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the transactions provided for herein may not be enforced in or by such courts. In addition, each of the parties waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions provided for herein.
     9. Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery, by telex, telccopier, overnight courier or by mail (registered or certified mail, postage prepaid, return receipt requested) to the Sponsor as follows:
Fillmore Strategic Investors, L.L.C.
140 Pacific Avenue
San Francisco, California 94111
Facsimile: (415) 834-1475
     With a copy to (which shall not constitute notice to the Sponsor):
Dechert LLP
One Market
1 Market Street, Steuart Tower
25th Floor
San Francisco, CA 94105-1126
Attn: Joseph B. Heil
Facsimile: (415) 262-4555
     10. Confidentiality. None of Company, Parent, Geary, or GPH, or any of their respective representatives or affiliates shall disclose to any third party the terms or existence of this Agreement (other to their officers, directors, affiliates, advisors and other representatives) without the prior written consent of the Sponsor, except as otherwise required by law, including as may be required to be reported on a Current Report on Form 8-K filed by Company with the SEC or in the Proxy Statement.
[Signature on the following page]

Pearl Senior Care, Inc.
Geary Property Holdings LLC
Beverly Enterprises, Inc.
November 18, 2005

Very truly yours,

FILLMORE STRATEGIC INVESTORS, L.L.C.

By:	Fillmore Strategic Management, LLC

	By:	/s/ Ronald E. Silva

Name: Ronald E. Silva
Title: Authorized Signatory